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Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        The undersigned, Robert K. Weiler, Chief Executive Officer of Phase Forward Incorporated (the "Company"), in connection with the Company's Annual Report on Form 10-K for the year ended December 31, 2007 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, hereby certifies pursuant to the requirements of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

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the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

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the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of the Report, nor is it to be deemed to be "filed" for any purpose whatsoever.

By:	/s/ ROBERT K. WEILER Robert K. Weiler Chief Executive Officer Phase Forward Incorporated March 17, 2008

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  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002